Exhibit 21

                 Subsidiaries of Competitive Technologies, Inc.

NAME OF SUBSIDIARY        STATE/COUNTRY OF INCORPORATION/ORGANIZATION
------------------------  -------------------------------------------
CTT Trading Company, LLC  Connecticut
------------------------  -------------------------------------------
Vector Vision, Inc.       Delaware
------------------------  -------------------------------------------







































                                   EXHIBITS-4